UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 21, 2022

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VROOM, INC.

(Exact name of registrant as specified in its charter)

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Delaware	001-39315	90-1112566
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
3600 W Sam Houston Parkway South, Floor 4 Houston, Texas 77042
(Address of principal executive offices) (Zip Code)

(518) 535-9125
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐ Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐ Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	VRM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2022, Vroom, Inc. (the “Company”) promoted Agnieszka Zakowicz to Senior Vice President and Principal Accounting Officer, effective as of July 25, 2022 (the “Commencement Date”).

Ms. Zakowicz, 50, most recently served as the Company’s Vice President of SEC Reporting and Accounting Policy since August 2020, where she was responsible for financial reporting, technical accounting and SOX compliance. Previously, Ms. Zakowicz served as Senior Director of Accounting Policy since joining the Company in January 2019. Prior to joining the Company, Ms. Zakowicz worked as a Director in the Capital Markets and Accounting Advisory Practice at PricewaterhouseCoopers LLP for 18 years, where she assisted various clients with the financial reporting aspects of capital market transactions and technical accounting.

In connection with Ms. Zakowicz’s promotion to Senior Vice President and Principal Accounting Officer, the Company and Ms. Zakowicz entered into a letter agreement setting forth the terms and conditions of her promotion. In consideration for her service as Senior Vice President and Principal Accounting Officer, as of the Commencement Date Ms. Zakowicz will receive an annual base salary of $300,000 and will continue to be eligible to receive an annual cash incentive. As of the Commencement Date, the target opportunity of Ms. Zakowicz’s annual cash incentive is equal to 35% of her annual base salary, with any actual cash incentive paid for the 2022 calendar year pro-rated based on the time spent in each position she held at the Company during 2022. In connection with her promotion, Ms. Zakowicz received a restricted stock unit grant with respect to 140,000 shares of common stock of the Company (the "RSU Grant"), which will vest on the third anniversary of the Commencement Date, subject to her continued employment through that date; provided, that there will be an opportunity for the RSU Grant to vest on an accelerated basis in 1/3 increments if the Company achieves and sustains a closing price at or above $7.50 per share for twenty consecutive trading days during the three-year vesting period; a closing price at or above $15.00 per share for twenty consecutive trading days in the second or third years of the vesting period; and a closing price at or above $21.00 per share for twenty consecutive trading days during the third year of the vesting period. Ms. Zakowicz will also receive a one-time cash payment equal to $7,250, less applicable taxes, within 30 days of the Commencement Date.

Ms. Zakowicz will also be eligible to continue participating in the Company’s broad-based employee benefits programs.

In addition, Ms. Zakowicz will be covered by the Company's standard indemnification agreement and will remain subject to the Company’s standard Proprietary Information and Inventions Assignment Agreement, which subjects her to certain restrictive covenants, including confidentiality and one-year post-employment restrictions on competition and solicitation of employees, vendors and customers of the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 27, 2022	VROOM, INC.
	By:	/s/ Robert R. Krakowiak
Name: Robert R. Krakowiak
Title: Chief Financial Officer